                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-81003, 333-81005, 333-81007, 333-81075,
333-82295, 333-92767, 333-40586 and 333-40728) of Student Advantage, Inc. of our
report dated February 11, 2000, except as to Note 17 which is as of April 18, 2000, and as to Note 2, which is as of August 21, 2000, relating to the financial statements of CollegeClub.com, Inc., which appears in this Current Report on Form 8-K.



/s/ PricewaterhouseCoopers LLP


San Diego, California
January 12, 2001